                                                                       Exhibit 5





                                 July 30, 1997



Antex Biologics Inc.
300 Professional Drive
Gaithersburg, MD  20879

Gentlemen:

                 This opinion is being furnished in connection with a Registration Statement on Form S-8 (the "Registration Statement") filed on or about the date hereof by Antex Biologics Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 3,900,000 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"). The shares of Common Stock being registered are issuable upon the exercise of stock options granted under the Company's Amended and Restated Stock Option Plan and under the Company's Amended and Restated 1992 Directors' Stock Option Plan (collectively, the "Plans").

                 For purposes of this opinion, we have examined a copy of the Registration Statement and the exhibits thereto. We also have examined and relied upon a copy of the Company's Certificate of Incorporation, certified by the Secretary of State of the State of Delaware, and copies of the Company's By-Laws and certain resolutions adopted by the Board of Directors of the Company, certified by the Secretary of the Company. We also have examined such other documents and made such other investigations as we have deemed necessary to form a basis for the opinion hereinafter expressed.

                 In examining the foregoing documents, we have assumed the authenticity of documents submitted to us as originals, the genuineness of all signatures, the conformity to original documents of documents submitted to us as copies, and the accuracy of the representations and statements included therein.

                 Based on the foregoing, we are of the opinion that the shares of Common Stock being registered by the Registration Statement have been duly and validly authorized and, if and when issued and sold by the Company in accordance with the terms of the Plans and the terms of the stock options issued pursuant thereto, will be validly issued, fully paid and nonassessable.

Antex Biologics Inc.
July 30, 1997
Page 2




                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement.

                                               Very truly yours,

                                               /s/ Covington & Burling

                                               COVINGTON & BURLING